UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 5, 2009

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d).

On March 5, 2009, CyberSource Corporation (the “Company”) announced the appointment of Carl F. Pascarella to the Company’s Board of Directors (the “Board”). Mr. Pascarella was formally elected to the Company’s Board, effective March 5, 2009. There is no arrangement or understanding between Mr. Pascarella and any other persons pursuant to which he was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Pascarella will receive an automatic grant of an option to purchase 25,000 shares of the Company’s common stock (the “Common Stock”) on the date which is the first business day following his election or appointment, pursuant to the Company’s 1999 Stock Option Plan, as amended (the “Plan”). In addition, Mr. Pascarella will receive a discretionary grant of an option to purchase 5,000 shares of the Company’s Common Stock under the Plan. The exercise price of such stock options is 100% of the fair market value of the Common Stock on the grant date. Such stock options shall have a six-year term and a three-year vesting schedule (33.3% on the one-year anniversary of the grant date, and monthly vesting in 24 equal installments thereafter), with vesting to commence on the date of grant, provided that Mr. Pascarella maintains his continuous status as an active member of the Board.

A copy of the press release announcing Mr. Pascarella’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a).

Effective as of March 5, 2009, the Bylaws of the Company were amended to set the current size of the Board at seven (7) members and to increase the maximum size of the Board to eight (8) members.

A copy of the Certificate of Amendment to the Company’s Bylaws described above is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Item 9.01	(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

3.5	Certificate of Amendment of the Bylaws of CyberSource Corporation, effective March 5, 2009.

99.1	Press Release issued by CyberSource Corporation, dated March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President of Finance

Date: March 5, 2009